UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2005

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195
(Commission File Number)	(IRS Employer Identification No.)

7301 N. State Highway 161, Suite 300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

5215 N. O’Connor Blvd., 800 Central Tower, Irving, Texas 75039

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company furnished to the Securities and Exchange Commission (“SEC”) a current report on Form 8-K dated August 15, 2005, in which it disclosed, in Exhibit 99.1, a press release dated August 15, 2005, announcing the Company’s financial results for the quarter ended June 30, 2005. Pursuant to a Form 8-K filed with the SEC on October 27, 2005, the Company disclosed under Item 4.02 that its Condensed Consolidated Financial Statements for the three month and six month periods ended June 30, 2005 should no longer be relied upon to the extent necessary to address the issue described below (it is only necessary to restate such Condensed Consolidated Financial Statements to the extent necessary to properly account for the preferred stock modification transaction described below in the comparable periods ended June 30, 2004). The Company has addressed this issue through the restatement of its referenced Condensed Consolidated Financial Statements, which are provided in full in the Company’s Form 10-Q/A for the quarter ended June 30, 2005, as filed with the SEC on November 10, 2005. This Form 8-K/A describes the changes made to the referenced Condensed Consolidated Financial Statements.

Item 2.02 Results of Operations and Financial Condition

On July 29, 2005, the SEC, as part of a regular review of the Company’s Form 10-K for the year ended December 31, 2004 and Forms 10-Q and Forms 8-K filed earlier in 2005, requested that the Company provide supplemental information regarding six accounting and financial disclosure matters. Most of the SEC’s questions were answered and resolved without further comment. Two comments, however, required the Company to modify its prior and ongoing Consolidated Financial Statements, only one of which is relevant to this filing.

The adjustment relates to the calculation of the fair value of the Company’s modified preferred stock and warrants. In June 2004, Healthaxis closed a transaction modifying the terms of its Series A Convertible Preferred Stock and providing for the issuance to its preferred shareholders of warrants to purchase shares of the Company’s common stock. The Company initially recorded this transaction using the estimated fair value that it calculated by performing a valuation of the modified preferred stock and warrants. The valuation was supported by an independent expert engaged by the Company. The Company has now concluded that the estimated fair value of the preferred stock (convertible into shares of common stock on a one-for-one basis) should have been based upon the quoted market price of the Company’s common stock on the date of the transaction. The impact of this adjustment is to change the net loss attributable to common shareholders from $1.5 million ($.54 per share) to $5.7 million ($2.07 per share) on the Consolidated Statements of Operations for the three-month period ended June 30, 2004, and from $3.3 million ($1.19 per share) to $7.5 million ($2.72 per share) for the six-month period then ended.

There is no impact on the Condensed Consolidated Statements of Operations for the three-month and six-month periods ended June 30, 2005, and no impact on the Condensed Consolidated Balance Sheets, as reported in the originally furnished Form 8-K, as a result of the adjustment described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2005

HEALTHAXIS INC.

By:	/s/ Jimmy D. Taylor Jimmy D. Taylor Chief Financial Officer